EXHIBIT 21

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

                                                    STATE OR OTHER JURISDICTION OF
         NAME OF SUBSIDIARY                         INCORPORATION OR ORGANIZATION                   D/B/A
         ------------------                         ------------------------------                  ------
Metro Information Services of Northern
California, Inc.                                                Virginia                      The Avery Group

Metro Information Services of Los
Angeles, Inc.                                                   Virginia                      D.P.Specialists

Metro Information Services of Orange                                                          The Professionals
County, Inc.                                                    Virginia                      Krystal Solutions

Metro Information Services of
Pennsylvania, Inc.                                              Virginia                      Solution Technologies

Metro Information Services - ATS, Inc.                          Virginia                      Acuity Technology
                                                                                              Services


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